PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)          REGISTRATION NO. 333-92613
                                                             333-95807



                           [TELECOM HOLDRS (SM) LOGO]





                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:


                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

     ALLTEL Corp.                                              AT             2            NYSE
     AT&T Corp.                                                T              5            NYSE
     AT&T Wireless Services                                   AWE           8.045          NYSE
     BCE Inc.                                                 BCE             5            NYSE
     BellSouth Corp.                                          BLS            15            NYSE
     CenturyTel, Inc.                                         CTL             1            NYSE
     Cincinnati Bell Incorporated                             CBB             2            NYSE
     Level 3 Communications, Inc.                             LVLT            3           NASDAQ
     Nextel Communications, Inc.                              NXTL            6           NASDAQ
     Qwest Communications International Inc.                   Q          12.91728         NYSE
     SBC Communications Inc.                                  SBC            27            NYSE
     Sprint Corporation-FON Group                             FON             6            NYSE
     Sprint Corporation-PCS Group                             PCS             6            NYSE
     Telephone and Data Systems, Inc.                         TDS             1            AMEX
     Verizon Communications                                    VZ           21.76          NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.